                                                  EX-99.B(h)vfssafidbd

                                EXHIBIT C
                                                Bond or
Name of Bond                                    Policy No.     Insurer

Investment Company                              87015100B      ICI
Blanket Bond Form                                              Mutual
                                                               Insurance
                                                               Company
 Fidelity                       $23,500,000
 Audit Expense                       50,000
 On Premises                     23,500,000
 In Transit                      23,500,000
 Forgery or Alteration           23,500,000
 Securities                      23,500,000
 Counterfeit Currency            23,500,000
 Uncollectible Items of
   Deposit                           25,000
 Phone-Initiated Transactions    23,500,000

Directors and Officers/                          87015100D     ICI
Errors and Omissions Liability                                 Mutual
Insurance Form                                                 Insurance
 Total Limit                    $15,000,000                    Company

Blanket Lost Instrument Bond (Mail Loss)        30S100639551   Travelers

Blanket Undertaking Lost Instrument
 Waiver of Probate                              42SUN339806    Hartford
                                                               Casualty
                                                               Insurance